Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Q4 and FY23 Results Highlighted by Strong Sales Growth and Margin Expansion; Initiates FY24 Guidance
________________________________________________________________________________
▪Q4 reported sales increased 3% versus prior year and up 2% organically; full year reported sales up 6% and increased 8% organically
▪Q4 GAAP EPS of $0.80; Q4 Adjusted EPS of $1.05, including a $0.04 headwind from the cyber incident, up 6% versus prior year; full year GAAP EPS of $2.69; full year Adjusted EPS of $3.50, up 17% versus prior year. Results include a $0.04 headwind from the cyber incident.
▪Q4 Orders +9% organically year-over year; full year orders +7% organically year-over-year
▪Record backlog of $12.1 billion, increased 9% organically year-over-year
______________________________________________________________________________

CORK, Ireland — Dec. 12, 2023 -- Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal fourth quarter 2023 GAAP earnings per share (“EPS”) from continuing operations of $0.80. Excluding special items, adjusted EPS from continuing operations was $1.05, up 6% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales in the quarter of $6.9 billion increased 3% compared to the prior year on an as reported basis and grew 2% organically. GAAP net income from continuing operations was $549 million. Adjusted net income from continuing operations of $719 million was up 5% versus the prior year. Earnings before interest and taxes (“EBIT”) was $587 million and EBIT margin was 8.5%. Adjusted EBIT was $936 million and adjusted EBIT margin was 13.6%, flat versus the prior year.
“Our fiscal 2023 results, highlighted by strong sales growth and margin expansion, further validate that our strategy of providing solutions that make buildings smarter, healthier, and more sustainable continues to gain momentum,” said Chairman and CEO George Oliver. “We made significant progress during the year in advancing our service strategy, enabled by digital, and we continue to see strong order momentum and record backlog entering our new fiscal year.”
“Our resilient backlog continues to grow as we saw strong order growth in both our Install and Service businesses throughout the fiscal year,” said Chief Financial Officer Olivier Leonetti. “Our value proposition continues to resonate with our customers globally and we have plenty of runway for ongoing top line growth, margin expansion, and improving cash flow going forward.”

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal fourth quarter of 2022.
Organic sales growth, total segment EBITA, adjusted segment EBITA, adjusted corporate expense, EBIT, adjusted EBIT, adjusted net income from continuing operations, adjusted EPS from continuing operations, cash provided by operating activities from continuing operations, excluding JC Capital, and free cash flow are non-GAAP financial measures. For a reconciliation of non-GAAP measures and detail of the special items, refer to the attached footnotes.
This press release includes forward-looking statements regarding organic revenue growth, adjusted segment EBITA margin improvement and adjusted EPS, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company's fiscal 2024 first quarter and full year GAAP financial results.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

	Fiscal Q4
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$6,725	$6,906	$6,725	$6,906
Segment EBITA	885	1,105	1,107	1,105
EBIT	666	587	917	936
Net income attributable to JCI	761	549	682	719

Diluted EPS from continuing operations	$1.10	$0.80	$0.99	$1.05

SEGMENT RESULTS

Building Solutions North America

	Fiscal Q4
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$2,562	$2,778	$2,562	$2,778
Segment EBITA	377	427	377	427
Segment EBITA Margin %	14.7%	15.4%	14.7%	15.4%

Sales in the quarter of $2.8 billion increased 8% versus the prior year. Organic sales increased 8% over the prior year with strong growth in both Service and Install, led by another strong quarter of double-digit growth in Applied HVAC & Controls.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 8% year-over-year. Backlog at the end of the quarter of $8.3 billion increased 10% compared to the prior year, excluding M&A and adjusted for foreign currency.
Segment EBITA was $427 million, up 13% versus the prior year. Segment EBITA margin of 15.4% expanded 70 basis points versus the prior year led by higher margin backlog conversion and continued strong growth in Services.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q4
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$976	$1,045	$976	$1,045
Segment EBITA	92	82	92	82
Segment EBITA Margin %	9.4%	7.8%	9.4%	7.8%

Sales in the quarter of $1.0 billion increased 7% versus the prior year. Organic sales grew 3% versus the prior year led by growth in Applied HVAC & Controls and Fire & Security. Service grew mid-teens in the quarter.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 16% year-over-year. Backlog at the end of the quarter of $2.3 billion increased 10% year-over-year, excluding M&A and adjusted for foreign currency.

Segment EBITA of $82 million, declined 11% versus the prior year. Segment EBITA margin of 7.8% declined 160 basis points versus the prior year as lower margin backlog was converted, in addition to ongoing pension headwinds.

Building Solutions Asia Pacific

	Fiscal Q4
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$751	$697	$751	$697
Segment EBITA	105	94	105	94
Segment EBITA Margin %	14.0%	13.5%	14.0%	13.5%

Sales in the quarter of $697 million declined 7% versus the prior year. Organic sales declined 6% versus the prior year as the Install business has been negatively impacted by weakness in China partially offset by double-digit growth in Service.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 3% year-over-year. Backlog at the end of the quarter of $1.5 billion decreased 2% year-over-year, excluding M&A and adjusted for foreign currency.
Segment EBITA was $94 million, down 11% versus the prior year. Segment EBITA margin of 13.5% declined 50 basis points versus the prior year owing primarily to weakness in the Install business.

Global Products

	Fiscal Q4
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$2,436	$2,386	$2,436	$2,386
Segment EBITA	311	502	533	502
Segment EBITA Margin %	12.8%	21.0%	21.9%	21.0%

Sales in the quarter of $2.4 billion declined 2% versus the prior year. Organic sales were down 2% versus the prior year as high single-digit growth in Commercial HVAC was not enough to offset declines in global Residential sales.
Adjusted segment EBITA was $502 million, down 6% versus the prior year. Adjusted segment EBITA margin of 21.0% declined 85 basis points versus the prior year as the result of lower manufacturing absorption and mix. Segment EBITA in Q4 2022 includes the unfavorable impact of certain environmental remediation and related reserve adjustments.

Corporate

	Fiscal Q4
	GAAP		Adjusted
	2022	2023	2022	2023
Corporate Expense	($143)	($70)	($89)	($49)

Corporate expense was $70 million in the quarter, a decrease of 51% compared to the prior year. Adjusted Corporate expense excludes transaction/separation costs in both Q4 2022 and Q4 2023.

OTHER Q4 ITEMS
▪Cash provided by operating activities from continuing operations was $1,390 million, while cash provided by operating activities from continuing operations, excluding JC Capital, was $1,446 million. Capital expenditures were $173 million, resulting in a free cash flow from continuing operations of $1,273 million.
▪The Company repurchased 0.2 million shares for approximately $12 million. During fiscal year 2023, the Company repurchased 10.5 million shares for approximately $625 million.

▪The Company completed a $105 million cash tender offer for a portion of its outstanding 5.125% Senior Notes due 2045.
▪The Company recorded net pre-tax mark-to-market losses of $108 million related primarily to the remeasurement of the Company’s pension and postretirement benefit plans and restricted asbestos investments.
▪The Company recorded pre-tax restructuring and impairment costs of $220 million.
▪The Company recorded a discrete period net tax benefit of $121 million related to favorable valuation allowance adjustments on certain deferred tax assets.

FIRST QUARTER GUIDANCE
The Company initiated fiscal 2024 first quarter guidance:
▪Organic revenue ~flat year-over-year
▪Adjusted segment EBITA margin of ~13.0%
▪Adjusted EPS before special items of ~$0.48 to $0.50

FULL YEAR GUIDANCE
The Company initiated fiscal 2024 full year EPS guidance:
▪Organic revenue growth up ~MSD year-over year
▪Adjusted segment EBITA margin improvement of ~25+ basis points, year-over-year
▪Adjusted EPS before special items of ~$3.65 to $3.80

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 844-763-8274 (in the United States) or +1-412-717-9224 (outside the United States), or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

About Johnson Controls:

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.

Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.

Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 651.391.3182	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to manage general economic, business, and capital market conditions, including the impact of recessions, economic downturns and global price inflation; fluctuations in the cost and availability of public and private financing for its customers; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; the ability to manage macroeconomic and geopolitical volatility, including shortages impacting the availability of raw materials and component products and the conflicts between Russia and Ukraine and Israel and

Hamas; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, including business, service, or operational disruptions, the unauthorized access to or disclosure of data, financial loss, reputational damage, increased response and remediation costs, legal, and regulatory proceedings or other unfavorable outcomes; maintaining and improving the capacity, reliability and security of Johnson Controls enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls digital platforms and services; changes to laws or policies governing foreign trade, including economic sanctions, tariffs, foreign exchange and capital controls, import/export controls or other trade restrictions; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet Johnson Controls public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; Johnson Controls ability to manage the disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; the ability of Johnson Controls to drive organizational improvement; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled "Risk Factors" in Johnson Controls Annual Report on Form 10-K for the 2022 fiscal year filed with the SEC on November 15, 2022, which is available at www.sec.gov and www.johnsoncontrols.com under the "Investors" tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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Non-GAAP Financial Information
This press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include restructuring and impairment costs, net mark-to-market adjustments, Silent-Aire other nonrecurring items, certain transaction/separation costs, Silent-Aire earn-out adjustment, charges attributable to the suspension of operations in Russia, warehouse fire loss, and discrete tax items. Financial information regarding organic sales growth, EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, total segment EBITA, adjusted segment EBITA, adjusted segment EBITA margin, adjusted Corporate expense, cash provided by operating activities from continuing operations, excluding JC Capital, free cash flow, and adjusted net income from continuing operations are also presented, which are non-GAAP performance measures. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of Johnson Controls. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For further information on the calculation of the non-GAAP measures and a reconciliation of these non-GAAP measures, refer to the attached footnotes.
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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended September 30,
	2023	2022

Net sales	$6,906	$6,725
Cost of sales	4,698	4,430
Gross profit	2,208	2,295

Selling, general and administrative expenses	(1,476)	(1,533)
Restructuring and impairment costs	(220)	(167)
Net financing charges	(63)	(60)
Equity income	75	71

Income before income taxes	524	606

Income tax benefit	(57)	(203)

Net income	581	809

Income attributable to noncontrolling interests	32	48

Net income attributable to JCI	$549	$761

Diluted earnings per share	$0.80	$1.10

Diluted weighted average shares	683.3	691.2
Shares outstanding at period end	680.4	688.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)
	Twelve Months Ended September 30,
	2023	2022

Net sales	$26,793	$25,299
Cost of sales	17,822	16,956
Gross profit	8,971	8,343

Selling, general and administrative expenses	(6,181)	(5,945)
Restructuring and impairment costs	(1,064)	(721)
Net financing charges	(281)	(213)
Equity income	265	246

Income before income taxes	1,710	1,710

Income tax benefit	(323)	(13)

Net income	2,033	1,723

Income attributable to noncontrolling interests	184	191

Net income attributable to JCI	$1,849	$1,532

Diluted earnings per share	$2.69	$2.19

Diluted weighted average shares	687.4	699.6
Shares outstanding at period end	680.4	688.7

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)
	September 30, 2023	September 30, 2022
ASSETS
Cash and cash equivalents	$835	$2,031
Accounts receivable - net	6,006	5,727
Inventories	2,776	2,665
Other current assets	1,120	1,262
Current assets	10,737	11,685

Property, plant and equipment - net	3,136	3,131
Goodwill	17,936	17,350
Other intangible assets - net	4,888	5,155
Investments in partially-owned affiliates	1,056	963
Other noncurrent assets	4,489	3,874
Total assets	$42,242	$42,158

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$1,030	$1,534
Accounts payable and accrued expenses	5,226	5,371
Other current liabilities	4,828	4,334
Current liabilities	11,084	11,239

Long-term debt	7,818	7,426
Other noncurrent liabilities	5,646	6,091
Shareholders' equity attributable to JCI	16,545	16,268
Noncontrolling interests	1,149	1,134
Total liabilities and equity	$42,242	$42,158

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Three Months Ended September 30,
	2023	2022
Operating Activities
Net income attributable to JCI	$549	$761
Income attributable to noncontrolling interests	32	48

Net income	581	809

Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	227	197
Pension and postretirement benefit expense (income)	84	(224)
Pension and postretirement contributions	(19)	(13)
Equity in earnings of partially-owned affiliates, net of dividends received	(71)	55
Deferred income taxes	(406)	100
Non-cash restructuring and impairment costs	126	125
Other - net	—	12
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	499	210
Inventories	302	(12)
Other assets	(2)	(86)
Restructuring reserves	26	(5)
Accounts payable and accrued liabilities	(93)	482
Accrued income taxes	136	(471)
Cash provided by operating activities from continuing operations	1,390	1,179

Investing Activities
Capital expenditures	(173)	(162)
Acquisition of businesses, net of cash acquired	(466)	(33)
Other - net	31	90
Cash used by investing activities from continuing operations	(608)	(105)

Financing Activities
Decrease in short and long-term debt - net	(820)	(268)
Stock repurchases and retirements	(12)	(14)
Payment of cash dividends	(251)	(242)
Other - net	20	(21)
Cash used by financing activities from continuing operations	(1,063)	(545)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	62	(4)
Increase (decrease) in cash, cash equivalents and restricted cash	$(219)	$525

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Twelve Months Ended September 30,
	2023	2022
Operating Activities
Net income attributable to JCI	$1,849	$1,532
Income attributable to noncontrolling interests	184	191

Net income	2,033	1,723

Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	848	830
Pension and postretirement benefit expense (income)	61	(216)
Pension and postretirement contributions	(57)	(96)
Equity in earnings of partially-owned affiliates, net of dividends received	(98)	30
Deferred income taxes	(676)	(141)
Non-cash restructuring and impairment costs	827	555
Other - net	(12)	44
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(168)	(427)
Inventories	(81)	(773)
Other assets	(216)	(362)
Restructuring reserves	59	(7)
Accounts payable and accrued liabilities	(222)	1,270
Accrued income taxes	(77)	(440)
Cash provided by operating activities from continuing operations	2,221	1,990

Investing Activities
Capital expenditures	(539)	(592)
Acquisition of businesses, net of cash acquired	(726)	(269)
Other - net	81	168
Cash used by investing activities from continuing operations	(1,184)	(693)

Financing Activities
Increase (decrease) in short and long-term debt - net	(433)	1,966
Stock repurchases and retirements	(625)	(1,441)
Payment of cash dividends	(980)	(916)
Dividends paid to noncontrolling interests	(149)	(121)
Other - net	13	(4)
Cash used by financing activities from continuing operations	(2,174)	(516)

Discontinued Operations - Cash used by operating activities	—	(4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	(53)
Increase (decrease) in cash, cash equivalents and restricted cash	$(1,142)	$724

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net mark-to-market adjustments related to restricted asbestos investments and pension and postretirement plans, restructuring and impairment costs and net financing charges.

(in millions; unaudited)	Three Months Ended September 30,
	2023		2022
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Segment EBITA (1)
Building Solutions North America	$427	$427	$377	$377
Building Solutions EMEA/LA	82	82	92	92
Building Solutions Asia Pacific	94	94	105	105
Global Products	502	502	311	533
Segment EBITA	1,105	1,105	885	1,107
Corporate expenses (2)	(70)	(49)	(143)	(89)
Amortization of intangible assets (3)	(120)	(120)	(101)	(101)
Net mark-to-market gains (losses) (4)	(108)	—	192	—
Restructuring and impairment costs (5)	(220)	—	(167)	—
EBIT (6)	587	936	666	917
EBIT margin (6)	8.5%	13.6%	9.9%	13.6%
Net financing charges	(63)	(63)	(60)	(60)
Income before income taxes	524	873	606	857
Income tax benefit (provision) (7)	57	(118)	203	(116)
Net income	581	755	809	741
Income attributable to noncontrolling interests (8)	(32)	(36)	(48)	(59)
Net income attributable to JCI	$549	$719	$761	$682

(in millions; unaudited)	Twelve Months Ended September 30,
	2023		2022
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Segment EBITA (1)
Building Solutions North America	$1,394	$1,394	$1,122	$1,122
Building Solutions EMEA/LA	316	316	358	369
Building Solutions Asia Pacific	343	343	332	332
Global Products	1,965	1,975	1,594	1,773
Segment EBITA	4,018	4,028	3,406	3,596
Corporate expenses (2)	(432)	(310)	(369)	(306)
Amortization of intangible assets (3)	(439)	(439)	(427)	(414)
Net mark-to-market gains (losses) (4)	(92)	—	34	—
Restructuring and impairment costs (5)	(1,064)	—	(721)	—
EBIT (6)	1,991	3,279	1,923	2,876
EBIT margin (6)	7.4%	12.2%	7.6%	11.4%
Net financing charges	(281)	(281)	(213)	(213)
Income before income taxes	1,710	2,998	1,710	2,663
Income tax benefit (provision) (7)	323	(405)	13	(359)
Net income	2,033	2,593	1,723	2,304
Income attributable to noncontrolling interests (8)	(184)	(188)	(191)	(207)
Net income attributable to JCI	$1,849	$2,405	$1,532	$2,097

(1) The Company's press release contains financial information regarding total segment EBITA, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted segment EBITA excludes other non-recurring items that are not considered to be directly related to the underlying operating performance of its businesses. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of segment EBITA to net income is shown earlier within this footnote. The following is the three months ended September 30, 2023 and 2022 reconciliation of segment EBITA and segment EBITA margin as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Total Building Solutions		Global Products		Consolidated JCI plc
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022

Segment EBITA as reported	$427	$377	$82	$92	$94	$105	$603	$574	$502	$311	$1,105	$885
Segment EBITA margin as reported (9)	15.4%	14.7%	7.8%	9.4%	13.5%	14.0%	13.3%	13.4%	21.0%	12.8%	16.0%	13.2%

Adjusting items:
Environmental remediation and related reserves adjustment	—	—	—	—	—	—	—	—	—	222	—	222

Adjusted segment EBITA	$427	$377	$82	$92	$94	$105	$603	$574	$502	$533	$1,105	$1,107
Adjusted segment EBITA margin (9)	15.4%	14.7%	7.8%	9.4%	13.5%	14.0%	13.3%	13.4%	21.0%	21.9%	16.0%	16.5%

A reconciliation of segment EBITA to net income is shown earlier within this footnote. The following is the twelve months ended September 30, 2023 and 2022 reconciliation of segment EBITA and segment EBITA margin as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Total Building Solutions		Global Products		Consolidated JCI plc
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022

Segment EBITA as reported	$1,394	$1,122	$316	$358	$343	$332	$2,053	$1,812	$1,965	$1,594	$4,018	$3,406
Segment EBITA margin as reported (9)	13.5%	12.0%	7.7%	9.3%	12.5%	12.2%	12.0%	11.4%	20.4%	17.0%	15.0%	13.5%

Adjusting items:
Silent-Aire earn-out adjustment	—	—	—	—	—	—	—	—	(30)	(43)	(30)	(43)
Warehouse fire loss	—	—	—	—	—	—	—	—	40	—	40	—
Environmental remediation and related reserves adjustment	—	—	—	—	—	—	—	—	—	222	—	222
Charges attributable to the suspension of operations in Russia	—	—	—	11	—	—	—	11	—	—	—	11

Adjusted segment EBITA	$1,394	$1,122	$316	$369	$343	$332	$2,053	$1,823	$1,975	$1,773	$4,028	$3,596
Adjusted segment EBITA margin (9)	13.5%	12.0%	7.7%	9.6%	12.5%	12.2%	12.0%	11.4%	20.5%	18.9%	15.0%	14.2%

(2) Adjusted Corporate expenses for the three and twelve months ended September 30, 2023 excludes certain transaction/separation costs of $21 million and $122 million, respectively. Adjusted Corporate expenses for the three months ended September 30, 2022 excludes $33 million of an environmental remediation and related reserves adjustment and transaction/separation costs of $21 million. Adjusted Corporate expenses for the twelve months ended September 30, 2022 excludes $33 million of an environmental remediation and related reserves adjustment and transaction/separation costs of $30 million.

(3) Adjusted amortization of intangible assets for the twelve months ended September 30, 2022 excludes nonrecurring intangible asset amortization related to Silent-Aire purchase accounting of $13 million.

(4) Adjusted results for the three and twelve months ended September 30, 2023 exclude net mark-to-market losses on restricted asbestos investments and pension and postretirement plans of $108 million and $92 million, respectively. The three and twelve months ended September 30, 2022 exclude the net mark-to-market gains on restricted asbestos investments and pension and postretirement plans of $192 million and $34 million, respectively.

(5) Adjusted results for the three and twelve months ended September 30, 2023 exclude restructuring and impairment costs of $220 million and $1,064 million, respectively. The restructuring actions and impairment costs for the three months ended September 30, 2023 are related primarily to workforce reductions and other asset impairments. The restructuring actions and impairment costs for the twelve months ended September 30, 2023 are related primarily to workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit, impairment of assets associated with businesses previously classified as held for sale and other asset impairments. Adjusted results for the three and twelve months ended September 30, 2022 exclude restructuring and impairment costs of $167 million and $721 million, respectively. The restructuring actions and impairment costs for the three months ended September 30, 2022 are related primarily to workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit and other asset impairments. The restructuring actions and impairment costs for the twelve months ended September 30, 2022 are related primarily to the impairment of assets associated with businesses classified as held for sale, workforce reductions, impairment of goodwill attributable to the Company's Silent-Aire reporting unit and other asset impairments.

(6) Management defines earnings before interest and taxes (EBIT) as income before net financing charges, income taxes and noncontrolling interests. EBIT margin is defined as EBIT divided by net sales. EBIT and EBIT margin are non-GAAP performance measures. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company. A reconciliation of EBIT to net income is shown earlier within this footnote.

7) Adjusted income tax provision for the three months ended September 30, 2023 excludes net tax benefits related to valuation allowance adjustments of $121 million and the tax effect of other pre-tax adjusting items of $54 million. Adjusted income tax provision for the twelve months ended September 30, 2023 excludes net tax benefits related to adjustments to reserves for uncertain tax positions of $438 million, the net tax effect of other pre-tax adjusting items of $169 million and valuation allowance adjustments of $121 million. Adjusted income tax provision for the three months ended September 30, 2022 excludes tax benefits related to the expiration of the statute of limitations for certain tax years of $301 million and the net tax effect of other pre-tax adjusting items of $45 million, partially offset by tax provisions related to a Japan valuation allowance establishment of $27 million. Adjusted income tax provision for the twelve months ended September 30, 2022 excludes tax benefits related to the expiration of the statute of limitations for certain tax years of $301 million and the net tax effect of other pre-tax adjusting items of $119 million, partially offset by tax provisions related to a Japan valuation allowance establishment of $27 million and APB23 adjustments attributable to businesses classified as held for sale of $21 million.

(8) Adjusted income from continuing operations attributable to noncontrolling interests for the three and twelve months ended September 30, 2023 excludes $4 million impact from restructuring and impairment costs. Adjusted income from continuing operations attributable to noncontrolling interests for the three months ended September 30, 2022 excludes $11 million impact from a Japan valuation allowance establishment. Adjusted income from continuing operations attributable to noncontrolling interests for the twelve months ended September 30, 2022 excludes $11 million impact from a Japan valuation allowance establishment and $5 million impact from restructuring and impairment costs.

(9) Segment EBITA margin is defined as segment EBITA divided by segment net sales, as disclosed in the Company's press release.

The Company's press release and earnings presentation include forward-looking statements regarding organic revenue growth, adjusted segment EBITA margin improvement, free cash flow and adjusted EPS, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2024 first quarter and full year GAAP financial results.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items shown in the table below are excluded because these items are not considered to be directly related to the underlying operating performance of the Company. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to adjusted diluted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc		Net Income Attributable to JCI plc
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Earnings per share as reported for JCI plc	$0.80	$1.10	$2.69	$2.19

Adjusting items:
Net mark-to-market adjustments	0.16	(0.28)	0.13	(0.05)
Related tax impact	(0.04)	0.05	(0.04)	(0.01)
Restructuring and impairment costs	0.32	0.24	1.55	1.03
Related tax impact	(0.04)	(0.03)	(0.18)	(0.07)
NCI impact of restructuring and impairment costs	(0.01)	—	(0.01)	(0.01)
Silent-Aire other nonrecurring costs	—	—	—	0.02
Environmental remediation and related reserves adjustment	—	0.37	—	0.36
Related tax impact	—	(0.08)	—	(0.08)
Transaction/separation costs	0.03	0.03	0.18	0.04
Related tax impact	—	—	(0.02)	—
Silent-Aire earn-out adjustment	—	—	(0.04)	(0.06)
Warehouse fire loss	—	—	0.06	—
Related tax impact	—	—	(0.01)	—
Charges attributable to the suspension of operations in Russia	—	—	—	0.01
Discrete tax items	(0.18)	(0.40)	(0.81)	(0.36)
NCI impact of discrete tax items	—	(0.02)	—	(0.02)

Adjusted earnings per share for JCI plc*	$1.05	$0.99	$3.50	$3.00
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Weighted average shares outstanding for JCI plc
Basic weighted average shares outstanding	680.3	688.6	684.3	696.1
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	3.0	2.6	3.1	3.5
Diluted weighted average shares outstanding	683.3	691.2	687.4	699.6

3. Organic Growth Reconciliation

The components of the change in net sales for the three months ended September 30, 2023 versus the three months ended September 30, 2022, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Three Months Ended September 30, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended September 30, 2022	Acquisitions		Organic Growth		Net Sales for the Three Months Ended September 30, 2023
Building Solutions North America	$2,562	$—	—	$(4)	—	$2,558	$12	—	$208	8%	$2,778	8%
Building Solutions EMEA/LA	976	(5)	-1%	39	4%	1,010	7	1%	28	3%	1,045	7%
Building Solutions Asia Pacific	751	(13)	-2%	(22)	-3%	716	24	3%	(43)	-6%	697	-7%
Total Building Solutions	4,289	(18)	—	13	—	4,284	43	1%	193	5%	4,520	5%
Global Products	2,436	—	—	(31)	-1%	2,405	31	1%	(50)	-2%	2,386	-2%
Total net sales	$6,725	$(18)	—	$(18)	—	$6,689	$74	1%	$143	2%	$6,906	3%

The components of the change in net sales for the twelve months ended September 30, 2023 versus the twelve months ended September 30, 2022, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Twelve Months Ended September 30, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Twelve Months Ended September 30, 2022	Acquisitions		Organic Growth		Net Sales for the Twelve Months Ended September 30, 2023
Building Solutions North America	$9,367	$—	—	$(45)	—	$9,322	$29	—	$979	11%	$10,330	10%
Building Solutions EMEA/LA	3,845	(32)	-1%	(102)	-3%	3,711	61	2%	324	9%	4,096	7%
Building Solutions Asia Pacific	2,714	(13)	—	(169)	-6%	2,532	32	1%	182	7%	2,746	1%
Total Building Solutions	15,926	(45)	—	(316)	-2%	15,565	122	1%	1,485	10%	17,172	8%
Global Products	9,373	—	—	(300)	-3%	9,073	36	—	512	6%	9,621	3%
Total net sales	$25,299	$(45)	—	$(616)	-2%	$24,638	$158	1%	$1,997	8%	$26,793	6%

The components of the change in total service revenue for the three months ended September 30, 2023 versus the three months ended September 30, 2022, including organic growth, are shown below (unaudited):

(in millions)	Service Revenue for the Three Months Ended September 30, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended September 30, 2022	Acquisitions		Organic Growth		Service Revenue for the Three Months Ended September 30, 2023
Building Solutions North America	$977	$—	—	$(3)	—	$974	$11	1%	$66	7%	$1,051	8%
Building Solutions EMEA/LA	405	(1)	—	9	2%	413	3	1%	59	14%	475	17%
Building Solutions Asia Pacific	188	(13)	-7%	(4)	-2%	171	9	5%	19	11%	199	6%
Total Building Solutions	1,570	(14)	-1%	2	—	1,558	23	1%	144	9%	1,725	10%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,570	$(14)	-1%	$2	—	$1,558	$23	1%	$144	9%	$1,725	10%
The components of the change in total service revenue for the twelve months ended September 30, 2023 versus the twelve months ended September 30, 2022, including organic growth, are shown below (unaudited):

(in millions)	Service Revenue for the Twelve Months Ended September 30, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Twelve Months Ended September 30, 2022	Acquisitions		Organic Growth		Service Revenue for the Twelve Months Ended September 30, 2023
Building Solutions North America	$3,659	$—	—	$(18)	—	$3,641	$28	1%	$293	8%	$3,962	8%
Building Solutions EMEA/LA	1,657	(13)	-1%	(63)	-4%	1,581	13	1%	227	14%	1,821	10%
Building Solutions Asia Pacific	709	(13)	-2%	(40)	-6%	656	12	2%	91	14%	759	7%
Total Building Solutions	6,025	(26)	—	(121)	-2%	5,878	53	1%	611	10%	6,542	9%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$6,025	$(26)	—	$(121)	-2%	$5,878	$53	1%	$611	10%	$6,542	9%

The components of the change in total install revenue for the three months ended September 30, 2023 versus the three months ended September 30, 2022, including organic growth, are shown below (unaudited):

(in millions)	Install Revenue for the Three Months Ended September 30, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Install Revenue for the Three Months Ended September 30, 2022	Acquisitions		Organic Growth		Install Revenue for the Three Months Ended June 30, 2023
Building Solutions North America	$1,585	$—	—	$(1)	—	$1,584	$1	—	$142	9%	$1,727	9%
Building Solutions EMEA/LA	571	(4)	-1%	30	5%	597	4	1%	(31)	-5%	570	—
Building Solutions Asia Pacific	563	—	—	(18)	-3%	545	15	3%	(62)	-11%	498	-12%
Total Building Solutions	2,719	(4)	—	11	—	2,726	20	1%	49	2%	2,795	3%
Global Products	2,436	—	—	(31)	-1%	2,405	31	1%	(50)	-2%	2,386	-2%
Total install revenue	$5,155	$(4)	—	$(20)	—	$5,131	$51	1%	$(1)	—	$5,181	1%
The components of the change in total install revenue for the twelve months ended September 30, 2023 versus the twelve months ended September 30, 2022, including organic growth, are shown below (unaudited):

(in millions)	Install Revenue for the Twelve Months Ended September 30, 2022	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Install Revenue for the Twelve Months Ended September 30, 2022	Acquisitions		Organic Growth		Install Revenue for the Twelve Months Ended September 30, 2023
Building Solutions North America	$5,708	$—	—	$(27)	—	$5,681	$1	—	$686	12%	$6,368	12%
Building Solutions EMEA/LA	2,188	(19)	-1%	(39)	-2%	2,130	48	2%	97	5%	2,275	4%
Building Solutions Asia Pacific	2,005	—	—	(129)	-6%	1,876	20	1%	91	5%	1,987	-1%
Total Building Solutions	9,901	(19)	—	(195)	-2%	9,687	69	1%	874	9%	10,630	7%
Global Products	9,373	—	—	(300)	-3%	9,073	36	—	512	6%	9,621	3%
Total install revenue	$19,274	$(19)	—	$(495)	-3%	$18,760	$105	1%	$1,386	7%	$20,251	5%
4. Free Cash Flow Conversion

The Company's press release contains financial information regarding free cash flow and free cash flow conversion, which are non-GAAP performance measures. We also present below free cash flow conversion from the GAAP measure of net income attributable to JCI. Effective January 1, 2023, the Company has excluded the impact of its financing entity, JC Capital, from the calculation of free cash flow. Management believes this provides a more true representation of the Company’s operational ability to convert cash, without the contrary impact from financing activities. The impact on interim and annual periods prior to January 1, 2023 was not material. JC Capital cash flows that are excluded from the calculation of free cash flow primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income that is excluded is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

Free cash flow is defined as cash provided (used) by operating activities, excluding JC Capital, less capital expenditures, excluding JC Capital. Free cash flow conversion from net income is defined as free cash flow divided by net income attributable to JCI. Free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to JCI, excluding JC Capital. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

The following is the three and twelve months ended September 30, 2023 and 2022 calculation of free cash flow (unaudited):

	Three Months Ended		Twelve Months Ended
(in millions)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Cash provided by operating activities from continuing operations	$1,390	$1,179	$2,221	$1,990
Less: JC Capital cash used by operating activities from continuing operations	(56)	—	(137)	—
Cash provided by operating activities from continuing operations, excluding JC Capital	$1,446	$1,179	$2,358	$1,990

Capital expenditures	$(173)	$(162)	$(539)	$(592)
Less: JC Capital capital expenditures	—	—	—	—
Capital expenditures, excluding JC Capital	$(173)	$(162)	$(539)	$(592)

Free cash flow	$1,273	$1,017	$1,819	$1,398

The following is the twelve months ended September 30, 2023 and 2022 calculation of free cash flow conversion from net income and free cash flow conversion (unaudited):

	Twelve Months Ended
(in millions)	September 30, 2023	September 30, 2022
Net income attributable to JCI	$1,849	$1,532
Free cash flow conversion from net income	98%	91%

Adjusted net income attributable to JCI	$2,405	$2,097
Less: JC Capital net income	11	—
Adjusted net income attributable to JCI, excluding JC Capital	$2,394	$2,097
Free cash flow conversion	76%	67%

5. Debt Ratios

The Company's earnings presentation provides financial information regarding net debt to adjusted EBITDA, which is a non-GAAP performance measure. We also present below net debt to income before income taxes. The Company believes these ratios are useful to understanding the Company's financial condition as they provide an overview of the extent to which the Company relies on external debt financing for its funding and are a measure of risk to its shareholders. The following is the September 30, 2023, June 30, 2023, and September 30, 2022 calculation of net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	September 30, 2023	June 30, 2023	September 30, 2022
Short-term debt and current portion of long-term debt	$1,030	$1,267	$1,534
Long-term debt	7,818	8,497	7,426
Total debt	8,848	9,764	8,960
Less: cash and cash equivalents	835	1,057	2,031
Total net debt	$8,013	$8,707	$6,929

Last twelve months income before income taxes	$1,710	$1,792	$1,710

Total net debt to income before income taxes	4.7x	4.9x	4.1x

Last twelve months adjusted EBITDA	$4,127	$4,078	$3,693

Total net debt to adjusted EBITDA	1.9x	2.1x	1.9x

The following is the last twelve months ended September 30, 2023, June 30, 2023, and September 30, 2022 reconciliation of income from continuing operations to adjusted EBIT and adjusted EBITDA, which are non-GAAP performance measures (unaudited):

(in millions)	Last Twelve Months Ended September 30, 2023	Last Twelve Months Ended June 30, 2023	Last Twelve Months Ended September 30, 2022
Income from continuing operations	$2,033	$2,261	$1,723
Income tax benefit	(323)	(469)	(13)
Net financing charges	281	278	213
EBIT	1,991	2,070	1,923
Adjusting items:
Net mark-to-market adjustments	92	(208)	(34)
Restructuring and impairment costs	1,064	1,011	721
Environmental remediation and related reserves adjustment	—	255	255
Silent-Aire other nonrecurring costs	—	—	13
Silent-Aire earn-out adjustment	(30)	(30)	(43)
Charges attributable to the suspension of operations in Russia	—	—	11
Warehouse fire loss	40	40	—
Transaction/separation costs	122	122	30
Adjusted EBIT (1)	3,279	3,260	2,876
Depreciation and amortization	848	818	817
Adjusted EBITDA (1)	$4,127	$4,078	$3,693

(1) The Company's definition of adjusted EBIT and adjusted EBITDA excludes special items that are not considered to be directly related to the underlying operating performance of its businesses. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

6. Income Taxes
The Company's effective tax rate from continuing operations before consideration of net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire nonrecurring intangible asset amortization and purchase accounting, charges attributable to the suspension of operations in Russia, discrete tax items, certain transaction/separation costs and warehouse fire loss for the three and twelve months ending September 30, 2023 and September 30, 2022 is approximately 13.5%.